Exhibit (a)(2)

CERTIFICATE OF CORRECTION

to

ARTICLES OF INCORPORATION

of

POWERLAW CORP.

(a Maryland corporation)

Powerlaw Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) that:

FIRST:          The title of the document being corrected by this Certificate of Correction (this “Certificate”) is the Articles of Incorporation, dated September 5, 2025 (the “Articles”).

SECOND:     The sole party to the Articles was the Corporation.

THIRD:         The date the Articles were filed with the SDAT was September 5, 2025.

FOURTH:     The Articles require correction pursuant to Section 1-207 of the Maryland General Corporation Law.

FIFTH:           ARTICLE IX of the Articles, as previously filed and to be corrected hereby reads as follows:

Unless the Corporation consents in writing to the selection of a different forum, and except for any claims made under the federal U.S. securities laws, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any Director, officer or employee of the Corporation to the Corporation or to the Stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any Director, officer or employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or the Bylaws, or (e) any other action asserting a claim against the Corporation or any Director, officer or employee of the Corporation that is governed by the internal affairs doctrine. With respect to any proceeding described in the foregoing sentence that is in the Circuit Court for Baltimore City, Maryland, the Corporation and its Stockholders consent to the assignment of the proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-308 or any successor thereof. Unless the Corporation consents in writing to the selection of a different forum, to the fullest extent permitted by applicable law, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

SIXTH:         ARTICLE IX of the Articles is hereby corrected and replaced in its entirety as follows:

Unless the Corporation consents in writing to the selection of a different forum, and except for any claims made under the federal U.S. securities laws, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any Director, officer or employee of the Corporation to the Corporation or to the Stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any Director, officer or employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or the Bylaws, or (e) any other action asserting a claim against the Corporation or any Director, officer or employee of the Corporation that is governed by the internal affairs doctrine. With respect to any proceeding described in the foregoing sentence that is in the Circuit Court for Baltimore City, Maryland, the Corporation and its Stockholders consent to the assignment of the proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-308 or any successor thereof.

SEVENTH:   This Certificate does not (i) alter the wording of any resolution that was adopted by the board of directors of the Corporation or the stockholders of the Corporation or (ii) make any change or amendment that would not have complied in all respects with the requirements of the Maryland General Corporation Law.

EIGHTH:       The undersigned acknowledges this Certificate to be the act of the Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate has been duly executed and attested on behalf of the Corporation as of December 19, 2025.

ATTEST		POWERLAW CORP.

By:	/s/ Angela Stanley	By:	/s/ Peter Smith
Name:	Angela Stanley	Name:	Peter Smith
Title:	Secretary	Title:	President

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